INTERNATIONAL FIBERCOM, INC.

                           1997 RESTRICTED STOCK PLAN


         1. Purposes of the Plan. The purposes of this Restricted Stock Plan are to attract and retain the best available personnel for positions of responsibility within the Company, to provide additional incentive to employees and others who provide services to the Company, and to promote the success of the Company's business through the grant of restricted shares of the Company's Common Stock.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Award" shall mean a grant of one or more shares of Restricted Stock.

                  (b) "Board" shall mean the Board of Directors of the Company or, when appropriate, the Committee administering the Plan, if one has been appointed.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (d) "Common Stock" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended.

                  (e) "Company" shall mean INTERNATIONAL FIBERCOM, INC., an Arizona corporation, and shall include any parent or subsidiary corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Code.

                  (f) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

                  (g) "Employee" shall mean any person, including salaried officers and directors, employed by the Company.

                  (h) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

                  (i) "Fair Market Value" shall mean, with respect to the date a given Award is granted, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the mean of the bid and asked prices of the Common Stock on the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported in the National Association of Securities Dealers Automated Quotation System) or, in the event the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ/National Market System, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Award, as reported in the Wall Street Journal.
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                  (j) "Grantee"  shall mean an employee or other  individual who provides services to the Company who has been granted one or more shares of Restricted Stock.

                  (k) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (l) "Plan" shall mean this 1997 Restricted Stock Plan.

                  (m) "Restricted Stock" shall mean Common Stock, issued and outstanding, restricted as to transfer and subject to a substantial risk of forfeiture.

                  (n) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 8 of the Plan.

                  (o) "Stock   Purchase   Agreement"   shall  mean  the  written
         agreement between the Company and the Grantee relating to the grant of an Award.

                  (p) "Subsidiary"   shall  mean  a  "subsidiary   corporation,"
         whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  (q) "Tax Date" shall mean the date a Grantee is required to pay the Company an amount with respect to tax withholding obligations in connection with an Award.

         3.  Common  Stock  Subject to the Plan.  Subject to the  provisions  of
Section 8 of the Plan, the maximum aggregate number of shares of Common Stock which may be granted under the Plan may be determined by the Board of Directors for issuance is the maximum number of shares reserved under the 1997 Stock Option Plan of the Company. The Shares may be authorized, but unissued, or previously issued Shares acquired by the Company and held in treasury. If Restricted Stock is forfeited, the forfeited Shares shall, unless the Plan shall have been terminated, be available for future grants under the Plan.

         4.  Administration of the Plan.

                  (a)      Procedure.

                           (i) The Plan  shall be  administered  by the Board in
                  accordance with Rule 16b-3 under the Exchange Act ("Rule 16b-3"); provided, however, that the Board may appoint a Committee composed of "non-employee" directors, as that term is defined in Rule 16b-3, to administer the Plan at any time or from time to time.

                           (ii) Once appointed,  the Committee shall continue to
                  serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused: provided, however, that at no time may any person serve on the
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                  Committee  if that person  does not  satisfy the  non-employee director requirements of Rule 16b-3.

                  (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Restricted Stock; (ii) to determine, upon review of relevant information and in accordance with Section 2 of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the Employees and other individuals who provide services to the Company to whom, and the time or times at which, Restricted Stock shall be granted and the number of Shares to be represented by each Award; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Award granted (which need not be identical) and, with the consent of the Grantee thereof, modify or amend each Award; (vii) to accelerate or defer (with the consent of the Grantee) the date of any Award;
         (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; (ix) to accept or reject the election made by a Grantee pursuant to Section 14 of the Plan; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Grantees and any other holders of any Restricted Stock granted under the Plan.

         5. Eligibility. Consistent with the Plan's purposes, Restricted Stock may be granted only to Employees and other individuals who provide services to the Company as determined by the Board. An Employee or other individual who provides services to the Company who has been granted Restricted Stock may, if he is otherwise eligible, be granted additional Restricted Stock.

         6. Stockholder Approval and Effective Dates. The Plan became effective upon approval by the Board. No Award may be granted under the Plan after January 5, 2007 (ten years from the effective date of the Plan).

         7.  Restricted Stock.

                  (a) Awards. The Committee may award Restricted Stock to any Employee or other individual who provides services to the Company. Each certificate for Restricted Stock shall be registered in the name of the Grantee and deposited by him, together with a stock power endorsed in blank, with the Company. Restricted Stock shall be awarded by a signed written agreement containing such terms and conditions as the Board may determine. At the time of an award there shall be established a restriction period of such length as shall be determined by the Board. Shares of Restricted Stock shall not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer, the Grantee as owner of such shares of Restricted Stock shall have all the rights of a holder of Common Stock. At the expiration of the restriction period, the Company shall redeliver to the Grantee (or his legal representative or designated beneficiary) the Restricted Stock deposited pursuant to this paragraph 7.
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                  (b)  Termination.  If a Grantee ceases to be an Employee or to provide  services to the Company with the consent of the Board, or upon
         his  death,   retirement  or  total  and  permanent   disability,   the
         restriction imposed under paragraph 7(a) shall lapse with respect to such number of shares of Restricted Stock theretofore awarded to him as shall be determined by the Board.

         8. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Award has yet been granted or which have been returned to the Plan upon cancellation, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect and no adjustment by reason thereof, shall be made with respect to the number or price of shares of Common Stock subject to the Plan.

         9. Time of Granting Restricted Stock. The date of grant of Restricted Stock shall, for all purposes, be the date on which the Board makes the determination granting such Restricted Stock. Notice of the determination shall be given to each Employee or other individual who provides services to the Company to whom an Award is so granted within a reasonable time after the date of such grant.

         10. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that the following revisions or amendments shall require approval of the shareholders of the Company, to the extent required by law, rule or regulation:

                           (i) Any  material  increase  in the  number of Shares
                  subject to the Plan, other than in connection with an adjustment under Section 8 of the Plan;

                           (ii) Any material  change in the  designation  of the
                  Employees or other individuals who provide services to the Company eligible to be granted Restricted Stock; or

                           (iii) Any material  increase in the benefits accruing
                  to participants under the Plan.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Restricted Stock already granted and such Restricted Stock shall
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         remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Board, which agreement must be in writing and signed by the Grantee and the Company.

         11. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to this Plan unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the grant of Restricted Stock the Company may require the Grantee to represent and warrant at the time of any such grant that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

             Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         12. Reservation of Shares. The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         13. Purchase Agreement. Restricted Stock shall be evidenced by Stock Purchase Agreements in such form as the Board shall approve. If the Grantee is an officer or director of the Company, the stock purchase agreement awarding
Restricted Stock to such individual shall state whether the election contemplated under Section 14 is permissible.

         14. Withholding Taxes. Subject to Section 4(b)(ix) of the Plan and prior to the Tax Date, the Grantee may make an irrevocable election to have the Company withhold from those Shares that would otherwise be received upon the grant, a number of Shares having a Fair Market Value equal to the minimum amount necessary to satisfy the Employee's portion of the Company's federal, state, local and foreign tax withholding obligations and FICA and FUTA obligations with respect to the grant of Restricted Stock to the Grantee.

         15. Miscellaneous Provisions.

                  (a) Plan Expense. Any expense of administering this Plan shall be borne by the Company.

                  (b) Construction of Plan. The place of administration of the Plan shall be in the State of Arizona, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined
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         in accordance  with the laws of the State of Arizona  without regard to conflict of law principles and, where applicable, in accordance with the Code.

                  (c) Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Common Stock under the Plan from other amounts payable to the Grantee after giving the person entitled to receive such Common Stock notice as far in advance as practical, and the Company may defer making delivery of such Common Stock if any such tax may be pending unless and until indemnified to its satisfaction.

                  (d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Restricted Stock, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on her or his own behalf.

                  (e) Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

                  (f) No Employment Agreement. The Plan shall not confer upon any Grantee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.
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